UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 29, 2020

II-VI Incorporated

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	0-16195	25-1214948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056

(Address of Principal Executive Offices) (Zip Code)

(724) 352-4455

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IIVI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Dr. Vincent D. Mattera, Jr., Chief Executive Officer of II-VI Incorporated (the “Company”), previously entered into an amended and restated employment agreement with the Company dated August 1, 2016 in connection with his initial appointment to the position of Chief Executive Officer (the “2016 Agreement”). The 2016 Agreement included an initial employment term that ended on August 1, 2019 and automatic one-year renewal terms thereafter. The term of the 2016 Agreement was scheduled to expire on August 1, 2020.

Dr. Mattera and the Company entered into an amended and restated employment agreement (the “Amended Agreement”) effective as of January 26, 2020 which replaces the 2016 Agreement. The Board believes that the changes made by the Amended Agreement are necessary to reflect the changes in the Company as a result of its acquisition of Finisar Corporation (“Finisar”) and benefit the Company’s shareholders by encouraging Dr. Mattera’s continued service as he leads and helps shape the combined business of the Company and Finisar. The material changes to the 2016 Agreement made by the Amended Agreement are as follows:

•	The Amended Agreement extends the current employment term for Dr. Mattera. It provides for an initial term of four years from August 1, 2019 to August 1, 2023, with automatic one-year renewals thereafter. As under the 2016 Agreement, either party may elect not to renew the agreement with 90-days’ advance notice before the end of the initial term or any renewal term. The parties also may terminate the agreement before the end of the term subject to certain notice requirements specified in the Amended Agreement.

•	With the advice and analysis of the Company’s independent compensation consultant, Dr. Mattera’s “total direct compensation” – comprising base salary, annual cash incentive awards and annual long-term incentive awards – has been adjusted for fiscal year 2020 to approximate the 50th percentile versus the Company’s compensation competitor group based on the combined business following the closing of the Finisar transaction. Under the Amended Agreement, the fiscal year 2020 total direct compensation is composed of (i) $920,200 in base salary (retroactive to August 1, 2019), which approximates the 50th percentile CEO base salary for the peer group, (ii) $1,809,248 in target annual incentive compensation awards under the Company’s Bonus Incentive Program and Goals/Results Incentive Program, and (iii) $4,710,550 in target long-term equity incentive awards (30% as stock options, 30% as time-vesting restricted stock awards and 40% as performance share awards). The fiscal year 2020 long-term incentive awards were granted on the date approved by the Compensation Committee of the Board, January 28, 2020.

•	The 2016 Agreement included an annual Company contribution of $100,000 to the Company’s deferred compensation plan, with the most recent contribution credited on September 1, 2019. As a further retention incentive for Dr. Mattera to remain with the Company, the Amended Agreement provides for increasing annual contributions to the deferred compensation plan over the next three and a half years in the following amounts on each the following dates, subject to Dr. Mattera’s continued service with the Company through those dates:

Date	Amount of Credit
June 30, 2020	$150,000
June 30, 2021	$450,000
June 30, 2022	$700,000
June 30, 2023	$1,000,000

•	Like the 2016 Agreement, the Amended Agreement provides certain severance benefits in the event of a “qualifying” involuntary termination (i.e., a termination by the Company without “cause” (including non-renewal of the agreement by the Company without cause) or termination by Dr. Mattera for “good reason”). The severance provisions in the Amended Agreement generally follow the provisions from the 2016 Agreement, with the following exceptions:

•	The Amended Agreement provides that the period following a change in control of the Company during which certain enhanced severance benefits may be provided for a qualifying involuntary termination (the “change in control protected period”) is 24 months (compared to 18 months under the 2016 Agreement).

•	For a qualifying involuntary termination that does not occur during a change in control protected period, instead of requiring the Company to provide medical coverage for 18 months as under the 2016 Agreement, the Amended Agreement provides for a lump sum payment equal to 18 months of the applicable COBRA monthly premiums. Similarly, for a qualifying involuntary termination that occurs during the change in control protected period, the Amended Agreement provides for a lump sum payment equal to 24 months of the COBRA monthly premiums.

•	The cash severance for a qualifying involuntary termination during the change in control protected period equals three times Dr. Mattera’s average annual salary and cash bonus for the preceding three years (rather than 2.99 times the average annual salary and cash bonus for the preceding five years under the 2016 Agreement).

•	Consistent with the terms of the Company’s current equity award agreements, in case of a qualifying involuntary termination that occurs during the change in control protected period, the Amended Agreement provides for full vesting of all outstanding equity awards.

•	The Amended Agreement also includes certain special retirement provisions applicable to Dr. Mattera’s outstanding equity awards granted after the date of the Amended Agreement if he terminates employment with the Company on or after age 65, other than a termination by the Company for cause, as follows:

•	Stock options will continue to vest per their original schedule and remain exercisable for the full option term. This is the same retirement treatment as in the Company’s current standard form of stock option award agreement.

•	Time-vesting restricted stock units (“RSUs”) will vest in full upon retirement. This is the same retirement treatment as in the Company’s current standard form of time-vesting RSU award agreement.

•	Performance-vesting RSUs (such as “performance share units”) (“PSUs”) continue to vest in full (i.e., not prorated) upon completion of the applicable performance period based on actual performance results; provided, however, that if retirement occurs before the end of the initial three-year term of the Amended Agreement, PSUs will be prorated for the portion of the performance period completed unless aggregate performance results for the performance period are achieved at 100% of target or greater (in which case the PSUs as adjusted for performance will vest in full).

•	The Amended Agreement continues to include customary covenants regarding protection of confidential information, inventions, post-employment non-compete and post-employment non-solicitation of customers and employees, but the relevant restricted period for the non-compete and non-solicitation covenants has been increased from one to two years.

The description of the amendments made by the Amended Agreement as summarized above is qualified in its entirety by reference to the copy of the full text of the Amended Agreement, which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1.	Amended and Restated Employment Agreement effective January 26, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated

Date: January 30, 2020	By:	/s/ Jo Anne Schwendinger
Jo Anne Schwendinger
Chief Legal & Compliance Officer and Secretary